Exhibit 99.2

Hecla Provides Update on Pre-Development and Exploration Initiatives

COEUR D’ALENE, Idaho--(BUSINESS WIRE)--November 7, 2011--Hecla Mining Company (“Hecla”) (NYSE:HL) is pleased to provide an update on the progress of its pre-development initiatives for the Star (Silver Valley – Idaho), San Juan Silver JV (Creede – Colorado) and San Sebastian (Durango – Mexico) projects, and third quarter exploration results.

HIGHLIGHTS

  At the Star most of the rehabilitation of the Star 2000 drift is completed and drill station construction is nearing completion to follow-up surface drilling of the expanding resources.
  San Juan Silver Joint Venture (SJSJV) completed a conceptual study of the Bulldog based on the current resource of 37 million silver ounces, received agency approval to proceed with a decline, and has begun construction of the decline portal.
  SJSJV also completed the Equity ramp rehabilitation and underground drilling will begin later this month.
  San Sebastian’s Andrea vein drilling program continued to increase its strike length, grades and continuity.
  Greens Creek exploration continues to expand the Gallagher and 200 South mineralization trends.

“Progress on our pre-development initiatives has exceeded our expectations,” said Hecla’s President and Chief Executive Officer, Phillips S. Baker, Jr. “In the past five months, the Star and Bulldog mines, and Equity ramp have advanced from strictly surface work to significant underground pre-development and drilling. And the exploration advances on the Andrea vein combined with the Hugh Zone are positioning us for a re-opening of the San Sebastian mine. We expect our work on these properties to result in one or more mine re-openings helping us reach our annual silver production goal of 15 million ounces by 2016.”

Pre-development expenditures totaled $1.8 million in the third quarter 2011. This is the first quarter we have incurred expenditures under our pre-development initiatives. Pre-development expenditures in the fourth quarter are expected to be approximately $4.5 million, with $3.7 million at the SJSJV and $0.8 million at the Star.

Exploration expenditures for the third quarter and nine-month period ended September 30, 2011 were $9.9 million and $19.0 million, respectively. The majority of the exploration expenditures during the third quarter included Greens Creek with $2.8 million, SJSJV with $2.4 million, San Sebastian with $1.9 million, and Lucky Friday/Silver Valley with $1.9 million. Exploration expenditures in the fourth quarter are expected to be approximately $8.0 million and total expenditures in 2011 are expected to be $ 27.0 million.

SILVER VALLEY - IDAHO

Star - Pre-Development & Exploration

Hecla’s Star mine re-opening study on mining the Upper Country, which are those mineral resources above the water table at Star 2500, is expected to be completed in the first quarter of 2012. This study will evaluate the mineability of the Noonday resource and other Upper Country veins, including the mining method, capital costs, operating costs and processing options. A second study to re-open the mine below the current water level is expected in the third quarter of 2012. The dewatering study will evaluate shaft rehabilitation, hoist refurbishment or replacement, electrical work, and dewatering rates.

The Star 2000 rehabilitation, which provides mine access, has been successfully completed to allow preparation of two underground drill stations which will be operational this quarter. An underground drilling program will follow-up on surface drilling as discussed below and evaluate extensions of past-producing vein systems (Star, Noonday, Noonday Split, Moffit, Crandall and North) in proximity to historic mine infrastructure. Pre-development expenditures of $0.8 million are expected before year-end. The current understanding of the vein structures suggests potential to define in excess of 25 million ounces of silver with significant zinc and lead above the water table.

While the Star 2000 provides access for exploration and potential production above the water table, further dewatering and refurbishment of the historical Star production shaft could allow access to deeper resources that were formerly classified as reserves when the mine closed in 1982. Additional development could create a common connection to the existing underground development at the Lucky Friday mine for ventilation and exploration.

Star surface drilling intersected the Noonday, Noonday Split, You Like, Lucretia, Star, and Morning veins. The 16 holes on the Noonday veins have extended the resource outline more than 500 feet along strike to the east and 1,500 feet down dip. To the east along the Noonday vein, there is a distinct increase in silver and lead grade. Two of the better holes intersected a 9.6-foot horizontal thickness of 13.0 ounces per ton silver and 22.2% lead and a 5.3-foot horizontal thickness of 14.1 ounces per ton silver and 15.3% lead. Further north the Morning vein was intersected and contains significant silver-lead. Finally the North vein, which is a northern extension of the Star-Morning vein, has a strong lead-zinc intersection. Recent assay results are shown in Appendix A. In addition to these highly mineralized veins, the You Like and Lucretia targets hit a high-grade 1.4 foot wide intersection of 48.4 ounces per ton silver, 3.4% lead, and 0.3% zinc, and 1.0 foot wide intersection of 13.3 ounces per ton silver, 15.3% lead, and 8.9% zinc.

Lucky Friday Mine - Exploration

At the Lucky Friday definition drilling focused on two areas: the western extent of the resource up to the Silver Fault between 6050 and 6600 levels, and the center of the resource between 6400 and 6900 levels. In both areas, drilling identified, refined, and upgraded the resource on the 30 vein and a number of intermediate veins. Exploration drilling focused on the multiple fault blocks of the Silver Fault where high-grade vein intersections that appear to be equivalent to the 30 Vein and some intermediate veins have been identified for over 700 vertical feet starting at the 6100 level. An impressive intersection in the first block within the Silver Fault is 10.3 foot horizontal thickness of 18.4 ounces per ton silver, 15.3% lead and 4.5% zinc at the 7700 level. Some of the recent assay results are shown in Appendix B.

SAN JUAN SILVER JV PROPERTY (SJSJV) - COLORADO

Bulldog Mine - Pre-development

SJSJV received agency approval to amend the existing Exploration Plan of Operations allowing development of an anticipated 2,000 foot decline at the Bulldog mine. Pre-development expenditures of $2.5 million are expected before year-end to begin the portal construction and complete the surface infrastructure. A conceptual study was completed evaluating a 500 ton per day operation in this historic silver mining district. Additional third quarter activities also included the construction and completion of the water management ponds, work on surface infrastructure, and building refurbishments.

Equity Ramp - Pre-development

SJSJV re-opened the Equity (North Amethyst) portal providing access to numerous drill platforms that will follow-up on surface drilling discoveries and high-grade ore shoots identified in the 1980s. Third quarter activities included performing necessary rehabilitation work on the Equity ramp. Planned fourth quarter activities are expected to include completing the rehabilitation work, installing service utilities and excavating drill stations for a cost of approximately $1.2 million. The underground drill program is expected to start later this month to test targets at the Equity and West Amethyst veins. Underground access will allow for year-round exploration activities instead of seasonal work on these structures.

Exploration

Two drills have been operating on surface during the quarter and have focused on extending mineralization along the Bulldog, Amethyst, and Equity veins. A drill hole targeting the northern trend of the “A Vein,” on the Bulldog vein system, over 1,000 feet north of the current resource, intersected a 14.8 foot vein that graded 6.3 ounces per ton silver, 0.5% lead, and 2.9% zinc.

A series of drill holes on a recently defined strand of the Amethyst vein has confirmed widths of the veins ranging from 5 to 17-foot wide with a strike length of 3,000 feet. At the Equity structure, the first hole intersected an 11-foot mineralized breccia within strong epithermal vein alterations. Complete assays on the Amethyst and Equity drilling programs are pending.

SAN SEBASTIAN PROPERTY- MEXICO

Hugh Zone and Andrea Vein - Pre-development Project

The Hugh Zone is a high-grade, base metals-rich zone located 150 meters down dip from the deepest levels mined on the past-producing Francine vein. Work was initiated to update the 2005 Hugh Zone scoping study. In parallel, metallurgical testwork and an evaluation of the mineability of the Andrea vein is under way. The Andrea vein is an expanding, silver and gold-rich resource about 6 miles south from the Francine vein. Third quarter activities included completion of a hydrology study and advancing the scoping study. The scoping study is expected to be completed by the third quarter of 2012.

Andrea Vein - Exploration

The Andrea vein is a high-grade, exclusively silver and gold-rich epithermal vein system. Third quarter exploration activities at the San Sebastian property included three core rigs, drilling in-fill holes along the Andrea vein to complete a resource by year-end. The Andrea drilling program results have more than doubled the strike length to 1.7 kilometers since late 2010. Drilling to date has defined two higher-grade gold and silver zones within this vein including the shallower northwest zone and the deeper southeast zone. The gold dominant northwest zone outcrops at surface, is oxidized for the first 75 meters, and can be traced for 800 meters. The veins range from 0.5 to 4.5 meters in width with grades ranging between 0.5 to 4.5 grams per tonne gold and 20.4 to 378.4 grams per tonne silver. The deeper silver gold-rich southeast zone is currently 700 meters in strike length at a depth of 250 to 600 meters but is open at depth to the southwest. The Andrea vein in this zone varies from 1.5 to 6.51 meters and has precious metal grades that vary from 0.2 to 4.0 grams per tonne gold and 15.2 to 418.0 grams per tonne silver. The southeast zone has the strongest mineralization with good continuity and some of the better intersections are shown in Appendix C.

GREENS CREEK MINE - ALASKA

Third quarter underground definition and exploration drilling focused on three areas: Gallagher, 200 South, and Northeast Contact. The drilling designed to test the down plunge extent of the main Gallagher mineralization to the west and south has defined a broad zone of mineralization over approximately 150 feet of strike and 400 feet down dip containing narrower 2.3 to 7.4 feet high-grade intervals. At the 200 South, recent definition drilling at the northern extent of the ore trend intersected a 7 to 12-foot wide mineralized ore zone on the upper limb and a 7 to 22-foot wide zone on the lower limb to refine and upgrade the resource in this area. Drilling of the Northeast Contact intersected a 2.4-foot wide interval that graded 0.08 ounces per ton gold, 9.63 ounces per ton silver, 3.21% zinc and 1.19% lead. This is the first ore grade intercept encountered along the Northeast Contact since its discovery. Assay results from the third quarter of 2011 with intersections of the Gallagher are shown in Appendix D.

A third drill will operate full time underground in the fourth quarter with two drills turning on the Deep 200 South and 5250 South definition and exploration drilling. The third drill will complete follow-up drilling on the Northeast Contact ore grade intercept.

In the third quarter, the surface drilling program continued until late September with three core drill rigs. Drilling at Cub #4, 2,000 feet north of the mine portal, intersected 3-foot and 5-foot wide mineralized zones on the Northeast Contact. The initial drill holes at West Bruin, two miles northwest of the mine portal, intersected a 5 to 14-foot wide mineralized zone with veins.

CONFERENCE CALL AND WEBCAST

A conference call and webcast will be held Tuesday, November 8, at 1:00 p.m. Eastern Time to discuss these results along with our third quarter financial and operating results. You may join the conference call by dialing toll-free 1-866-543-6407 or 1-617-213-8898 internationally. The participant passcode is HECLA. Hecla’s live and archived webcast can be accessed at www.hecla-mining.com under Investors or via Thomson StreetEvents Network.

ABOUT HECLA

Established in 1891, Hecla Mining Company has distinguished itself as the largest and lowest cash cost silver producer in the U.S. The company has two operating mines and exploration properties in four world-class silver mining districts in the U.S. and Mexico. With a solid asset base, a strong cash position and no debt, Hecla is poised for growth.

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Cautionary Statements to Investors on Reserves and Resources

The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this release, such as “resource,” “other resources,” and “mineralized materials” that the SEC guidelines strictly prohibit us from including in our filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K and Form 10-Q. You can review and obtain copies of these filings from the SEC’s website at www.sec.gov.

For further information, please contact:

Mélanie Hennessey	Direct Main: 800-HECLA91 (800-432-5291)
Vice President – Investor Relations	Email: hmc-info@hecla-mining.com
Direct: 604-694-7729	Website: www.hecla-mining.com

Hecla Canada Ltd.	Hecla Mining Company
400 – 580 Hornby Street	6500 N. Mineral Drive, Suite 200
Vancouver, British Columbia	Coeur d’Alene, Idaho 83815
V6C 3B6 Canada

APPENDIX A

SILVER VALLEY - ASSAY RESULTS
MINE / PROJECT	Vein	Width (Feet)	Silver (oz/ton)	Zinc (%)	Lead (%)

NOONDAY - STAR – MORNING	Noonday Split	3.0	18.3	23.2	0.0
	Noonday Split	4.0	13.1	6.9	0.0
	Noonday Split	5.3	14.1	15.3	3.0
	Noonday Split	5.2	10.3	9.8	0.0
	Noonday Split	1.4	18.3	13.1	0.0
	Noonday Split	1.0	14.0	15.1	0.0
	Noonday Split - W	9.6	13.0	22.2	0.1
	Noonday Split - W	1.9	16.2	24.8	0.0
	Noonday Split - W	1.5	5.2	5.5	0.0
	Noonday	5.3	9.2	6.0	0.2
	Noonday	4.0	7.9	11.3	0.2
	Noonday	8.0	5.1	3.1	0.0
	Noonday	5.7	4.3	6.4	0.2
	North Vein	4.3	2.2	7.6	15.3
	Morning	4.5	18.3	23.2	1.7

APPENDIX B

LUCKY FRIDAY - ASSAY RESULTS
MINE / PROJECT	Vein Number / Area	Width (Feet)	Level (Feet)	Silver (oz/ton)	Zinc (%)	Lead (%)

LUCKY FRIDAY (7500 - 8000 LEVELS)	50 Vein	7.8	7730	6.8	7.3	7.4
(Drilling from 5900 #4 Shaft)	70 Vein	1.2	7900	18.3	3.9	4.4
West of Silver Fault Splay	30 Vein	6.8	7880	24.7	4.9	24.7
West of Silver Fault Splay	30 Vein	10.3	7790	18.4	4.5	15.3
West of Silver Fault Splay	30 Vein	8.9	7770	34.4	4.4	16.2
West of Silver Fault Splay	41 Vein	1.1	7760	17.4	4.4	42.8
West of Silver Fault Splay	41 Vein	1.3	7640	20.1	9.2	21.2
West of Silver Fault Splay	50 Vein	8.0	7590	6.2	9.4	6.3
West of Silver Fault Splay	50 Vein	7.2	7750	8.1	10.1	7.8

LUCKY FRIDAY (6400 - 6900 LEVELS)	20 Vein	5.0	6560	16.9	2.6	25.6
(Drilling from 6400-55 Station - Central)	20 Vein	1.5	6770	21.0	4.8	16.6
	30 Vein	8.6	6750	13.5	3.6	15.4
	30 Vein	5.2	6810	14.6	7.6	8.9
	30 Vein	13.4	6470	12.8	6.7	12.8
	41 Vein	3.2	6740	24.1	5.4	20.8
	41 Vein	6.7	6800	17.0	6.4	14.0
	50 Vein	2.5	6480	5.7	4.9	6.7
West of Silver Fault Splay	5 Vein	1.3	6880	5.8	0.6	7.0
West of Silver Fault Splay	20 Vein	5.3	6880	4.6	9.7	4.3

LUCKY FRIDAY (6300 - 6600 LEVELS)	30 Vein	6.1	6330	9.4	4.5	7.7
(Drilling from 6100 Level - 52 Station)	30 Vein	5.8	6500	9.3	14.7	7.9
	40 Vein	13.4	6490	7.5	6.8	7.8
	40 Vein	2.7	6420	5.6	3.3	6.2
West of Silver Fault Splay	30 Vein	6.6	6480	9.5	4.1	10.3
West of Silver Fault Splay	40 Vein	5.7	6380	6.0	15.5	3.9
West of Silver Fault Splay	5 Vein	4.2	6530	10.9	0.4	3.3

APPENDIX C

ANDREA VEIN - ASSAY RESULTS
MINE / PROJECT	Area	Width (meters)	Gold (g/tonne)	Silver (g/tonne)

San Sebastian (Andrea Vein)	Southeast	4.37	4.0	418.0
	Southeast	6.51	0.7	194.8
	Southeast	4.20	0.4	59.0
	Southeast	4.41	0.5	57.5
	Northwest	1.15	2.2	378.4
	Northwest	4.08	0.9	15.9
	Northwest	1.79	2.5	214.5
	Northwest	0.77	2.1	213.1
	Northwest	0.50	0.8	253.3

APPENDIX D

GREENS CREEK - ASSAY RESULTS
MINE / PROJECT	Zone	Width (Feet)	Gold (oz/ton)	Silver (oz/ton)	Zinc (%)	Lead (%)

GREENS CREEK	Gallagher	6.60	0.230	13.42	15.83	4.12
GREENS CREEK	Gallagher	2.60	0.300	3.36	16.78	8.22
GREENS CREEK	Gallagher	6.40	0.160	5.76	8.90	3.71
GREENS CREEK	Gallagher	26.30	0.100	5.59	6.38	2.97
GREENS CREEK	Gallagher	2.70	0.041	6.54	17.62	3.70
GREENS CREEK	Gallagher	6.60	0.302	14.26	6.85	2.96
GREENS CREEK	Gallagher	2.70	0.080	8.53	12.22	5.96
GREENS CREEK	Gallagher	2.30	0.120	6.55	5.31	2.23
GREENS CREEK	Gallagher	5.30	0.080	8.28	2.95	1.38
GREENS CREEK	Gallagher	7.40	0.285	8.86	8.83	4.47

CONTACT:
Hecla Mining Company
Mélanie Hennessey
Vice President – Investor Relations
Direct: 604-694-7729
Direct Main: 800-HECLA91 (800-432-5291)
hmc-info@hecla-mining.com
www.hecla-mining.com